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                                                        cmingay@casselsbrock.com
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                                                            Our File No. 28301-1

January 12, 2005

Mr. Bruce Sinclair
President and Chief Executive Officer
WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario M2J1R4

Dear Bruce:

Regretfully, I must tender my resignation from the Board of Directors of WaveRider Communications Inc. I am taking this action as a result of our firm policy regarding outside directorships as a consequence of the increasing emphasis on director independence contained in recently announced legislative and stock exchange initiatives.

I have benefited tremendously from the experience of working with my fellow Board members over the past several years. Notwithstanding that I won't be sitting as a Board member, I look forward to continuing to assist the Board in any way I can.

Yours truly,

/s/ Cameron A. Mingay
---------------------
    Cameron A. Mingay